Boar

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933

Tampa Twenty Leasing, Inc.
150 East Palmetto Park Rd, Boca Raton, FL 33432
Mailing Address: 2436 North Federal Highway, Lighthouse Point FL, 33064
Telephone: 877-436-8739

7359

41-3287043
(Primary Standard Industrial
Classification Code Number)

(I.R.S. Employer
Identification Number)

Tampa Twenty Leasing, Inc

Maximum combined offering of $19,999,999 consisting of Common Stock [19,999,999]


Tampa Twenty Leasing, Inc is offering a maximum of 19,999,999 dollars of Common Stock on a no minimum best-efforts basis. The offering will end on the earlier of twelve months from the date the Offering Circular is qualified by the Securities and Exchange Commission or the date when all shares have been sold. The total raise will not exceed $19,999,999. Tampa Twenty Leasing, Inc is a private leasing company that deploys capital into selected Tampa area businesses. The Company leases capital to these businesses under individually structured agreements, and each business repays the Tampa Twenty based on its actual commercial performance. This offering is being made directly by the Company and may elect to use of an underwriter or broker dealer. The Company does not expect to pay sales commissions to third parties unless it elects the broker dealer sales route. This is a Tier 1 Regulation A offering. Upon SEC qualification and subsequent sale, all securities will be issued through the Companys transfer agent, anticipated to be Pacific Stock Transfer, although not engaged as/of this filing, and recorded on the Companys books as freely tradable under federal law, subject to state laws.

The Companys mission is to operate as a leasing company that provides capital to qualified private businesses in the Tampa region. The Company enters into straightforward lease agreements in which capital is utilized to acquire assets of a business, which are then leased back to the business pursuant to lease agreements under which lease payments are determined based on the higher of (i) a fixed contractual payment amount or (ii) a formula based on a specified percentage of the lessees revenue, as agreed between the Company, as lessor, and the lessee. This structure shall be utilized across various companies in the region maintaining a similar economic lease agreement while maintaining a diversified basket of leases on both a sector and industry basis across the geographic sector with established Tampa companies. By working only with businesses that are already operating and capable of supporting lease payments, the Tampa Twenty reduces development risk while supporting local commercial growth. Each lease is designed to produce positive cash flow for the Company and provide potential tax advantages based on the specific terms of the lease.

This Offering is being conducted on a best efforts basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.






Price to public


Underwriting discount or commissions1


Proceeds to Issuer2


Proceeds to other persons

Per Share/Unit

$
1.00


$
0


$
Number of shares sold


$
0

Total Minimum

$
0


$
0


$
0


$
0

Total Maximum

$
19,999,999


$
1,999,999


$
18, 000,000


$
0



Footnotes to table:
1. Best Efforts Offering; Possible Brokerage Fees
The Company is offering the Shares in this public Regulation A offering on a best efforts basis. The Company may offer and sell the Shares directly through its officers and directors, who will not receive any underwriting discounts or selling commissions for such sales, but may be reimbursed for reasonable out of pocket expenses incurred, if any. In addition, the Company may engage one or more brokers, dealers, or other selling agents to assist in the sale of the Shares, in which case brokerage fees, commissions, or similar compensation may be payable. Any such brokerage fees or commissions, if incurred, are expected to be no more than $1,999,999 in the aggregate if all Shares offered hereby are sold, and may be less.

2. Use of Proceeds; Expenses and Net Proceeds
If the Offering is consummated and all Shares offered hereby are sold at a price of $1.00 per Share, the gross proceeds to the Company would be $19,999,999 before expenses. The Company estimates that total offering expenses, excluding any brokerage fees or commissions, will not exceed $50,000, including, but not limited to, legal, accounting, filing, printing, and other miscellaneous offering related expenses. Brokerage fees or commissions, if any, are expected to be no more than $1,999,999 in the aggregate if all Shares are sold, but may be less. Accordingly, the net proceeds to the Company from this Offering, assuming the sale of all Shares, are expected to be no more than approximately $17,950,000, and may be greater depending on the actual amount of brokerage fees, commissions, and offering expenses incurred. Notwithstanding the foregoing, the Company can provide no assurance as to the total number of Shares that may be sold or the actual amount of expenses or brokerage fees incurred.

3. Potential Leverage of Net Proceeds
The Company reserves the right, but not the obligation, to use the net proceeds of this Offering as equity capital to obtain additional financing, including debt or other credit facilities. If such financing is obtained, the Company may be able to deploy an amount of capital greater than the net proceeds raised in this Offering, potentially allowing the Company to deploy up to approximately two dollars of total capital for each dollar of net proceeds raised. There can be no assurance that any such financing will be available on acceptable terms, or at all.

For further information about the Stock being sold in this Offering please see the section named The Offering on page 3 below and the section named Terms of the Offering on page 10 below.

This Offering is made pursuant to Tier 1 of Regulation A+ of the Securities Act of 1933.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE RISK FACTORS ON PAGES 3 THROUGH 6 OF BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFEREED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT
 FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE COMMISSION), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proceeds from the Offering shall be released to the Company when received and no escrow shall be created for this offering. The Company will pay all of the expenses of the Offering.
THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN PART II
 OF SEC FORM 1-A.
The estimated offering expenses of $50,000 include printing and copying costs of
 $3,000, legal fees of $40,000, accounting fees of $5,000, transfer agent fees of $1,000 and miscellaneous costs and expenses, including potential travel and entertainment expense for potential investor meetings. All ofthese expenses are estimates only and the actual offering expenses may be higher or lower than anticipated.
Once a subscribers subscription agreement has been received by the Company, it may not be revoked. All proceeds from the sale will be immediately provided to the Company.
ALL FUNDS SHALL BE RELEASED TO THE COMPANY AS THIS OFFERING IS SOLD. NO MINIMUM AMOUNT MUST BE RAISED BEFORE THE OFFERING IS CLOSED. THE PRINCIPAL PURPOSE OF THIS OFFERING IS TO FUND THE COMPANYS LEASING ACTIVITIES.
Possible subscribers should only rely on the information contained in this Offering Circular when making a decision to purchase the Shares. No one else is authorized to provide possible subscribers with different information. The Company is not offering to sell nor soliciting an offer to buy the Shares in any state or to any personwhere the offer or solicitation is prohibited. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR
 AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN ATTORNEY, BUSINESS ADVISER AND TAX ADVISER AS TO LEGAL,
BUSINESS, TAX AND RELATED MATTERS CONCERNING THE SHARES.



ITEM 2. TABLE OF CONTENTS

SUMMARY
1
REGULATION A+
2
THE OFFERING
2
RISK FACTORS
4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
8
DILUTION
9
PLAN OF DISTRIBUTION
9
USE OF PROCEEDS
10
TERMS OF THE OFFERING
11
BUSINESS
12
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS     OF
OPERATIONS
13
DIRECTORS, EXECUTIVE OFFIDERS AND SIGNIFICANT EMPLOYEES
16
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
16
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
17
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
   17
SECURITIES BEING OFFERED
19
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
20
ADDITIONAL INFORMATION
22




This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the Risk Factors section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular.Unless the context requires otherwise, references in this Offering Circular to the Company, we, us and our refer to Tampa Twenty Leasing, Inc.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in Shares or Common Stock of the Company. You should carefully read this entire offering circular, including the information under the heading Risk Factors and all information included in this offering circular.

Issuer.

Tampa Twenty Leasing, Inc incorporated in Florida in December, 2025. Our principal executive offices are located at 2436 North Federal Highway, Lighthouse Point FL, 33064.

As of the date of this Offering Circular, the Company anticipates entering into an initial group of leasing arrangements with operating businesses that have completed, or are in the process of completing, a validation or proof of use period with respect to the leasable assets. Based on information provided by prospective lessees and subject to third party review where applicable, historical or projected cash flows attributable to comparable licensing or leasing arrangements have varied widely depending on the nature of the leasable assets, the scope of rights granted, and the operating performance of the lessee. For illustration purposes only, arrangements reviewed to date have reflected annual contractual payment levels within a broad range, although actual results may be higher or lower, and there can be no assurance that any particular lease will generate similar outcomes.

To execute its near term leasing pipeline, the Company expects to require substantial capital to acquire, develop, or secure additional leasable assets and to enter into multiple leasing arrangements. Total capital requirements will depend on the number and size of leasing opportunities pursued, the nature of the leasable assets involved, prevailing market conditions, and the timing of execution. The Company does not commit to deploying a specific amount of capital within any defined period, and the pace of entering into leases will depend on the availability of capital, satisfactory diligence, and acceptable contractual terms.

The Company has entered into preliminary framework discussions with multiple independent operating businesses regarding the leasing of defined leasable asset rights. Under these arrangements, and subject to the execution of definitive agreements, the Company intends to lease leasable assets to operating companies in exchange for fixed or formula based contractual payments over agreed upon terms. Lease pricing is expected to be based on factors including the utility of the leasable assets to the lessee, anticipated economic benefit, and market comparables, though actual terms will vary by transaction.

The scope of leasable assets, duration of lease terms, and payment structures may change as opportunities are evaluated and market conditions evolve. The Company may adjust the structure of individual leases, substitute or modify licensed assets, or alter timing to optimize contractual cash flows. Additional details regarding the Companys leasing model and evaluation process are provided under Business and Managements Discussion and Analysis, and the expected allocation of proceeds is described under Use of Proceeds.

The Company currently maintains contractual or prospective relationships with multiple independent operating businesses that may serve as lessees of leasable assets. The Company reserves the right to add or remove counterparties and to modify the scope of leased leasable assets where such changes are expected to enhance contractual performance and shareholder value.

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act. and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:


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Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;


?
Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors report providing additional information about the audit and the financial statements;


?
Reduced disclosure obligations regarding executive compensation; and


?
Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The Company is an emerging growth company as defined under the JOBS Act. We qualify for and intend to take advantage of the reduced disclosure and compliance requirements available to emerging growth companies, until such time as we no longer qualify under applicable SEC rules.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section
 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to public companies.

The Company is offering Common Stock in a Regulation A offering for a period of 12 months, with an option to extend the offering by an additional 90 days at the
 Company's discretion. The offering will remain open until the earlier of (i) the sale of the maximum number of shares offered, or (ii) the expiration of the offering period, including any extension.

The Entrex Holding Company, a private entity that licenses intellectual property, currently owns approximately 51% of the Companys outstanding Common Stock and is a controlling stockholder.


REGULATION A+

We are offering our Shares and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as Regulation A+. We are relying upon Tier 1 of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In addition to qualifying a Regulation A offering with the SEC, we must register or qualify the Tier 1 offering in any state in which we seek to offer or sell securities pursuant to Regulation A.

THE OFFERING

Common Stock

We are offering shares of Common Stock 19,999,999.



Use of Proceeds

We estimate that the gross proceeds we will receive from this offering will be approximately $19,999,999 if all Shares are sold before expenses.











We plan to use the majority of the net proceeds pursuant to the offering circular cap table from this offering to enter into leasing arrangements with operating businesses located in Florida. Such use of proceeds is expected to include the identification, acquisition, development, and leasing of defined leasable assets, as well as related diligence, structuring, and transaction execution activities. Any remaining proceeds are expected to be used for general operating expenses, including personnel, professional services, administrative costs, and working capital. The timing and allocation of proceeds will depend on the availability of suitable leasing opportunities, market conditions, and the Companys operational priorities.



Liquidity:

This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives.



Risk Factors:





An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under Risk Factors in this offering circular before making an investment decision. This document does not contain all the risks involved in investing in the company. All risks should be considered before further action.



RISK FACTORS

This offering is being made pursuant to Regulation A under the Securities Act of 1933, as amended. This offering is not registered under the Securities Act, nor is it required to be. Potential investors should carefully read this offering circular before making any investment decision. The securities described herein are not FDIC-insured, and investors should be prepared to lose their entire investment.

Investing in our Shares involves a high degree of risk. You should carefully considereach of the following risks, together with all other information set forth or incorporated by reference inthis Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in our securities are speculative and involve a high degree of risk.

An investment in the Company involves a high degree of risk and is suitable only for investors who can bear the loss of their entire investment. The Company is an early-stage leasing business that intends to enter leasable assets leasing arrangements with operating businesses, primarily located in Florida. Our results will depend on many factors, including our ability to identify suitable counterparties, negotiate enforceable lease terms, and collect contractual payments over time. We may depend on a limited number of lessees, vendors, advisors, or key personnel, and the loss of any such relationship could materially harm our operations. Demand for leasing arrangements may be affected by local and regional economic conditions, changes in interest rates, and the financial performance of potential lessees. We may also face competition from larger and better capitalized firms that can offer more attractive terms or have deeper relationships in the Florida business community. In addition, there may be no established public trading market for the Shares, and if a market develops, it may be illiquid and subject to volatility, which could limit an investors ability to sell Shares at a favorable price or at all. We may face litigation risk, contractual disputes, leasable assets related claims, and evolving regulatory and compliance obligations, any of which could materially and adversely affect our business, financial condition, and results of operations.

The Company has limited operating history.

The Company was recently formed and has limited operating history in its current line of business. Tampa Twenty Leasing, Inc is in the early stages of implementing its business plan to lease defined leasable assets to operating businesses, primarily in Florida. As a result, there is limited historical financial information upon which investors may evaluate the Companys performance or prospects. The Company has not yet generated material revenues from leasing activities and there can be no assurance that it will successfully execute its business model or achieve profitability.

The likelihood of the Companys success must be considered considering the risks, uncertainties, expenses, and delays frequently encountered by early-stage companies, including the need to establish operating processes, source and evaluate leasing opportunities, negotiate and enforce contractual arrangements, and manage ongoing compliance and administrative obligations as a Regulation A issuer. If the Company is unable to successfully implement its business plan, its operations, financial condition, and prospects could be materially and adversely affected.

We are an early stage company and may be adversely affected by business, execution, and regulatory challenges.

The Company is in the early stages of implementing its business plan and is building processes to source, evaluate, structure, document, and manage leasing and licensing arrangements. Execution risk is significant. We may experience delays in identifying suitable leasable assets, negotiating acceptable terms, completing diligence, or finalizing definitive agreements. We also expect to incur ongoing costs for legal, accounting, compliance, and administration in connection with this offering and ongoing reporting obligations. These costs may be significant relative to our current resources and may require us to raise additional capital sooner than anticipated.
The Company may need additional capital, which may not be available.

We expect to require additional capital to pursue our business objectives and fund ongoing operations, including due diligence, legal and documentation costs, costs associated with entering into, maintaining, or expanding leasing arrangements for leasable assets, and working capital. Our ability to obtain additional financing will depend on market conditions, investor sentiment, our financial condition, and other factors at the time financing is sought. There can be no assurance that such financing will be available on favorable terms, or at all. If the Company is unable to secure adequate capital, it may be required to delay, reduce, restructure, or abandon portions of its leasing activities and broader business plan.

The issuance of additional equity securities in this offering and in the future will dilute the ownership of existing stockholders.

We are conducting this offering by issuing additional securities. The issuance of new securities will dilute the percentage ownership of existing investors and may adversely affect the value of their investment. Future issuances, whether in subsequent offerings, private placements, or other transactions, could further dilute investors, potentially substantially, and could occur at prices that are unfavorable to existing investors.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our operations are not yet self-sustaining. We expect to rely on proceeds from this offering and potentially future offerings to finance operations unless and until we generate sufficient revenues to cover ongoing expenses. There is no assurance that we will be able to raise sufficient funds or that our leasing and licensing activities will generate revenues on a timeline that supports our operating needs. If we cannot generate sufficient funds from equity sales or revenues, we may be forced to curtail or cease operations.

The Companys management has broad discretion in how the Company use the net proceeds of an offering.

Management will have broad discretion to determine the allocation of net proceeds among prospective opportunities pertaining to leasing activities, professional fees, and other operating needs. Investors will have limited ability to influence these decisions. There can be no assurance that managements application of proceeds will produce positive returns or achieve stated objectives.

The Company may not be able to manage its potential growth.

If we are successful in entering into multiple leasing arrangements, we may experience growth that places significant demands on management, internal processes, and administrative infrastructure. We may need to implement additional systems, procedures, and controls and hire additional personnel. If our personnel, systems, or processes are inadequate, our business, financial condition, and results of operations could be materially and adversely affected. The Company faces significant competition in the industry.
We may compete with financial institutions, specialty finance companies, leasing companies, investment funds, and other capital providers or intermediaries, some of which may have greater financial resources, longer operating histories, more established relationships, and greater bargaining power than we do. Such competitors may be able to offer more favorable terms, execute transactions more quickly, or better withstand market volatility or losses, which could reduce the number of leasing opportunities available to us or adversely affect our expected returns.
The Company relies on partners and related entities.
Our model may require reliance on third parties such as attorneys, accountants, valuation professionals, diligence providers, technology vendors, and other advisors to evaluate leasable asset agreements, structure arrangements, document transactions, and administer ongoing reporting and compliance. If any of these parties fail to perform, perform inadequately, or become unavailable, we may face delays, increased costs, or compliance failures that could materially and adversely affect our business.

The Companys operations are subject to the risks inherent in the establishment of a new business enterprise.
As a new enterprise, we face many risks encountered by early stage companies, including the need to secure sufficient capital, effectively implement our business plan, establish reliable counterparties, and develop operational capabilities. Any setbacks in execution, including an inability to enter into leases on acceptable terms or to collect payments when due, could materially affect our ability to grow and sustain the business.
Our success depends on market acceptance of our leasing model and on the performance and financial condition of our lessees.
Our strategy depends on identifying operating businesses that are willing and able to enter into leasing or licensing arrangements for leasable assets and to make contractual payments over time. There is no assurance that prospective lessees will view our model as attractive or that we will be able to negotiate terms that produce the results we expect. In addition, a lessees ability to perform may be affected by its management, competitive position, access to capital, and broader economic conditions. A lessees underperformance, liquidity issues, or bankruptcy could reduce or eliminate contractual payments to us.
Our revenues and financial performance will depend on the enforceability and collection of contractual payments.
Our ability to generate revenue depends on lessees making payments under leasing and licensing agreements. These agreements may be subject to disputes, interpretation issues, renegotiations, claims of misrepresentation, or termination rights. Even where we have legal remedies, collecting amounts due may be time consuming and expensive and may require litigation or arbitration. Any material nonpayment, delay in payment, or dispute could adversely affect our cash flows and financial condition.
Our business depends heavily on our officers and directors.

Our ability to execute our business plan depends on the continued service of our executive officers and other key personnel. Because we have limited management depth, the loss of one or more key individuals could disrupt our operations and harm our prospects. We may be unable to retain or replace key personnel on acceptable terms.

Our officers and directors may have conflicts of interest.

Some of our officers, directors, and affiliates may have relationships with other businesses or financial interests that could create conflicts in evaluating opportunities, selecting counterparties, negotiating terms, or allocating time and resources. Conflicts may also arise in connection with related party transactions. These conflicts could influence decision making and could result in terms that are less favorable to the Company than could be obtained from unaffiliated third parties.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

We may need to hire additional personnel with experience in evaluating agreements, leasing, compliance, finance, and operations. Competition for qualified personnel is significant and we may be unable to identify, attract, or retain the talent we need on acceptable terms. Failure to build a capable team could limit our ability to scale and execute.

Our management has broad discretion and authority to manage the business and modify policies and strategies without prior notice or stockholder approval.

Management will have broad discretion to determine the allocation of net proceeds among prospective leasing opportunities, evaluating leasing activities, professional fees, and other operating needs. Investors will have limited ability to influence these decisions. There can be no assurance that managements application of proceeds will produce positive returns or achieve stated objectives.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social, political and regulatory conditions.

Our results may be affected by factors such as economic slowdown, higher interest rates, reduced availability of capital, and changes in business confidence, particularly in Florida markets. These conditions could reduce the willingness or ability of operating businesses to enter into leasing arrangements, increase payment defaults, reduce renewal activity, and increase our cost of capital.

There is substantial doubt about our ability to continue as a going concern.

Because our operations are not yet self-sustaining, we depend on raising additional capital to fund our activities. If we cannot secure sufficient financing or generate adequate revenues, we may be forced to curtail or cease operations, and investors could lose their entire investment.

Our business could be materially harmed if we rely too heavily on a limited number of customers, suppliers, or developer partners.

Our business could be materially harmed if we rely too heavily on a limited number of customers, suppliers, or developer partners. The loss of, or disruption with, any single key relationship could adversely affect our operations and financial results.

Our business depends in part on our reputation with regulators, investors, and the public, and negative publicity could materially reduce market acceptance and investor confidence.

To the extent insiders own or control a substantial portion of the Companys outstanding securities, they may exert significant influence over matters requiring investor approval. This concentration of control may reduce the ability of minority investors to influence corporate decisions and could delay or prevent a change in control.

Our officers, directors, and significant stockholders may exert significant influence over corporate matters, which could reduce the ability of minority investors to affect decisions.

To the extent insiders own or control a substantial portion of the Companys outstanding securities, they may exert significant influence over matters requiring investor approval. This concentration of control may reduce the ability of minority investors to influence corporate decisions and could delay or prevent a change in control.

The offering price of our shares has been determined by management and may not reflect the fair market value of the securities.

The offering price has been determined by management and does not necessarily reflect the fair market value of the securities. There is no assurance that investors will be able to resell their securities at or above the offering price or realize any return on their investment.

There may be no public trading market for the securities and any market that develops may be illiquid.

There may be no established public trading market for the securities. Even if a market develops, it may be limited, illiquid, and volatile. As a result, investors may be unable to sell their securities at a desired time or price, or at all.

Licensed Intellectual Property

The Entrex Holding Company, a private entity that licenses intellectual property, currently owns approximately 51% of the company and has licensed
various intellectual properties to the Company.   Such properties may not
suffice to operate the companys business and therefore may not justify the
equity stake initially provided but contractually unable to remove.    As such
the Company may have to find alternative Leasing intellectual properties at costs which are undeterminable.
Cybersecurity, data protection, and technology risks could materially harm our business.

Depending on the nature and scale of our leasing activities, we rely on technology systems and third party service providers to store and process information, manage leasing and contractual arrangements, administer payments, perform diligence, and support our operations. In the course of these activities, we may handle confidential or sensitive information relating to counterparties, transactions, or investors. Cybersecurity incidents, data breaches, system outages, technology failures, or misuse of information could result in operational disruptions, regulatory scrutiny, liability, reputational harm, and increased costs, any of which could materially and adversely affect our business, financial condition, and results of operations.

RISKS RELATED TO THIS OFFERING

Risks Related to Organization and Structure under Tier 1 of Regulation A+.

There is no minimum capitalization required in this offering.

We are offering Shares on a best efforts basis with no minimum offering amount. We cannot assure you that all, or a significant number, of the Shares will be sold in this offering. Investors subscription funds will be available for our use after subscriptions are accepted, and we may use proceeds as determined by management. No refunds will be given if an insufficient amount is raised to enable us to execute our business plan.

If we raise less than the maximum offering amount, we may not have sufficient capital to meet our operating requirements or to implement our planned leasing activities, including identifying opportunities, completing diligence, entering into definitive leasing arrangements, and supporting ongoing operations and compliance. We cannot assure you that we will be able to obtain additional financing from any source, or that such financing will be available on terms acceptable to us, or at all. Under these circumstances, investors could lose their entire investment.
In addition, investors who subscribe earlier in the offering may assume greater risk than investors who subscribe later, because earlier investors will commit capital before the Companys total level of proceeds from this offering is known.


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the Summary, Risk Factors, Business, Managements Discussion and Analysis of Financial Condition and Results of Operations and in other sections of this Offering Circular.In some cases, you can identify these statements by forward-looking words such as may, might, should, expect, plan, anticipate, believe, estimate, predict, potential or continue, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do
 so.

Forward-looking statements include, but are not limited to, statements about:


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our business strategies and investment policies;


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our business financing plans and the availability of capital;


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potential growth opportunities available to our business;


?
the risks associated with potential acquisitions by us;


?
the recruitment and retention of our officers and employees;


?
our expected levels of compensation;


?
the effects of competition on our business; and


?
the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Because the Company is newly formed and has not previously issued equity to third party investors, purchasers of Shares in this offering will be the Companys first third party equity holders. The Companys founders or initial shareholders, if any, may have acquired their interests for nominal consideration or in exchange for organizational or other services and will therefore have a significantly lower effective cash cost per share than the price paid by purchasers in this offering.

Purchasers of Common Stock in this offering will pay a price of $1.00per share. This price may significantly exceed the Companys historical net tangible book value per share prior to the offering. As a result, purchasers may experience immediate dilution in the value of their investment, which represents the difference between the offering price per share and the pro forma net tangible book value per share after giving effect to the offering and the use of proceeds.

The extent of dilution will depend on the number of Shares sold in this offering, the Companys net tangible book value at the time of closing, offering expenses, and the Companys use of proceeds. In addition, the Company may raise additional capital in the future through the issuance of additional equity securities, which could result in further dilution to purchasers in this offering.


PLAN OF DISTRIBUTION

General
The Company is hereby offering for sale (the Offering) 19,999,999 shares of its common stock, with no par value, (Shares) for a purchase price per share $1.00, for a total offering amount of up to $19,999,999 in gross proceeds.
Minimum Amount for Offering
There is no minimum number of Shares that must be sold. Upon the close of the Offering, the Company may accept subscriptions and add the subscription funds to the capital of the Company.
Minimum Amount Required to be Purchased by an Investor
The minimum number of Shares which must be purchased is 100,000 Shares for $100,000, unless a lesser amount is approved for any investor by the Board of Directors of Company in its discretion (for executive officers and for others where special circumstances are involved).
All of our Shares are being offered on a best efforts basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings.
 The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be up to approximately
 $17,950,000 after deducting estimated offering expenses, assuming the maximum offering amount is sold. We currently expect to allocate the net proceeds generally as follows, although actual allocations may vary depending on the availability, size, and timing of leasing opportunities and other business considerations at the time of deployment:

* 70% to 100% is anticipated to be used for Leasing Capital inclusive of the acquisition, development, protection, and leasing of defined leasable assets to operating businesses located in Florida, including related diligence, legal, and structuring costs

* 0% to 20% for working capital and operating reserves, including personnel, professional services, and administrative expenses
* 0% to 15% for systems, technology, and infrastructure necessary to administer leasing arrangements, monitor contractual performance, and support compliance and reporting obligations.

Any remaining balance for general corporate purposes consistent with the Companys business plan.
Any deviation from the maximum offering shall be scaled proportionally pursuant to the terms herein.

The Company is offering up to $19,999,999 of Common Stock representing gross proceeds from the offering. We estimate that the net proceeds from this offering will be up to approximately $17,950,000 after deducting estimated offering expenses, assuming the maximum offering amount is sold. There is no minimum offering amount, and the Company may accept subscriptions and deploy proceeds on a rolling basis.

Management will have broad discretion in the application of net proceeds and may reallocate funds among the categories described below or to other uses consistent with the Companys business plan as conditions warrant. If less than the maximum offering amount is sold, the Company expects to scale its activities accordingly and may defer, reduce, or modify certain initiatives.

Capital Requirements and Funding Approach

The Company is an early stage entity with no operating history and no revenue. The Company expects that its near term activities will require capital to establish operations, evaluate and structure leasing arrangements, and support ongoing compliance and administrative requirements. The amount of capital required will depend on the number and scale of leasing opportunities pursued and the timing of execution.

The Company may seek additional capital in the future through equity offerings, debt financing, or other arrangements. Any such financing may be pursued concurrently with or following this offering and may be on terms that result in dilution or impose additional obligations on the Company.

Leasing Criteria and Structuring

The Company intends to enter into leasing or licensing arrangements involving defined leasable asset rights that have completed, or are in the process of completing, a validation or proof of use period with operating businesses. Lease terms are expected to vary by transaction and may be based on factors including the nature of the leasable assets, the scope of rights granted, the anticipated economic benefit to the lessee, and market comparables.

There can be no assurance that any leasing arrangement will generate predictable or sufficient contractual payments or that historical or projected performance of any comparable arrangement will be indicative of future results.

Illustrative Operating Considerations

Because the Company has not yet entered into material leasing arrangements, it has limited operating history upon which to base financial projections or performance expectations. Any illustrative information regarding potential lease economics is inherently uncertain and subject to significant variability based on factors including, but not limited to, the financial performance and creditworthiness of lessees, the terms and enforceability of leasing agreements, market demand for the underlying leasable assets, and other factors beyond the Companys control.

Actual results may differ materially from any expectations or illustrative assumptions, and there can be no assurance that the Company will generate revenue or achieve profitability.

Flexibility and Contingencies

If less than the maximum number of Shares offered is sold, the Company may reduce or defer leasing activity, increase the proportion of proceeds used for working capital, or seek alternative financing for certain opportunities. The Companys plans are subject to change based on diligence outcomes, regulatory developments, market conditions, availability of capital, and other factors.

Forward looking statements contained in this section are inherently uncertain, and actual results may differ materially.

TERMS OF THE OFFERING

Common Stock

We are offering shares of Common Stock the Company is offering up to 19,999,999 shares of common stock at a price of $1.00 per share, for gross proceeds of up to $19,999,999.



Use of Proceeds

We estimate that the gross proceeds we will receive from this offering will be approximately $19,999,999 if all Shares are sold. We plan to use the majority of the net proceeds from this offering to leasing activities that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital or other corporate acquisition activities as determined by the Board of Directors.


Liquidity

This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives. However, there is no guarantee that the Shares will be publicly listed or quoted, or that a market will develop for them.

Please review carefully Risk Factors for more information.



Risk Factors





An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under Risk Factors in this offering circular before making an investment decision.



Subscription Period

The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares and Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Tampa Twenty Leasing, Inc, 150 E Palmetto Park Road, Suite 800, Boca Raton, FL 33432, or sent via electronic correspondence to SWatkins@entrex.net. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions; No Revocation

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares or Shares, as applicable, subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.



BUSINESS
Our Company

Tampa Twenty Leasing, Inc is a Florida Corporation formed in December 2025. The Company is an early-stage entity with no operating history and no revenue. The Company was formed to develop and operate a leasing focused business model under the Tampa Twenty concept, which is intended to support operating businesses primarily located in Florida through structured leasing arrangements involving defined leasable assets.

The Company has not yet entered into material revenue generating transactions and remains in the development stage.

Issuers Business

The Company is designed to create a structured platform through which the Company may lease defined leasable assets and related intangible assets to operating businesses, primarily small and mid-sized companies located in Florida. The Companys objective is to identify leasable assets that have demonstrated or anticipated utility to an operating business and to structure contractual leasing arrangements that provide for fixed or formula based payments over agreed upon terms.

The Company does not currently own operating businesses, does not operate the businesses of its lessees, and does not intend to engage in speculative development activities. Rather, the Companys model focuses on contractual arrangements intended to generate predictable cash flows through leasing, subject to the performance and creditworthiness of lessees and the enforceability of the underlying agreements.

Leasing arrangements may vary by transaction and may involve different types of leasable assets or contractual usage rights made available to lessees through third party counterparties. The scope of rights, lease duration, pricing structure, payment terms, and other material provisions will be determined on a transaction by transaction basis and may differ significantly across leasing arrangements.

The Company is not currently party to any binding leasing agreements with lessees. There can be no assurance that the Company will successfully identify suitable leasing opportunities, negotiate and execute definitive agreements, or generate revenue from its leasing activities.

Regulatory and Structural Considerations

The Company intends to conduct this offering pursuant to Tier 1 of Regulation A.
 The Company does not currently have any binding commitments to acquire specific assets or to enter into leasing arrangements with identified counterparties.
Accordingly, the proceeds of this offering are not limited to the acquisition of any specific entity or asset.

If, in the future, the Company enters into any transaction that would be material to its financial condition or results of operations, the Company will provide any required financial statements or disclosures in accordance with applicable SEC rules and Form 1 A requirements.

DESCRIPTION OF PROPERTY

The Company does not own any real property, plants, or physical facilities. The Companys operations are currently conducted from its principal executive offices located at 150 East Palmetto Park Rd, Boca Raton, FL 33432 with a mailing address of 2436 North Federal Highway, Lighthouse Point, Florida 33064, which are provided to the Company on a shared, administrative, or service basis.

The Company does not currently own material tangible assets. In connection with its business, the Company may from time to time enter into leasing arrangements or other contractual arrangements that provide it with rights to make certain leasable assets available to third parties. Any such leasable assets or related rights would be held, managed, or controlled pursuant to contractual arrangements, the terms of which will vary by transaction.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This Managements Discussion and Analysis contains forward looking statements within the meaning of federal securities laws. Forward looking statements include statements regarding the Companys business strategy, planned operations, anticipated leasing activities, use of proceeds, and future financial performance. These statements are based on managements current expectations and assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward looking statements. The Company undertakes no obligation to update forward looking statements except as required by law.

Overview

Tampa Twenty Leasing, Inc is an early stage company with no operating history and no revenue. The Company was formed to develop a leasing oriented business model focused on leasing assets. The Company has not yet commenced revenue generating operations and has not entered into material contracts.

The Companys future results will depend on its ability to identify suitable leasing opportunities, negotiate and execute enforceable agreements, manage compliance and administrative obligations, and raise sufficient capital to support operations.

Results of Operations

The Company has not generated revenues to date. Operating expenses to date have primarily consisted of organizational costs, professional fees, and expenses associated with preparing this offering. As a result, the Company has incurred net losses since inception.

The Company expects to continue to incur operating losses in the near term as it builds its operations and seeks to enter into leasing arrangements. There can be no assurance that the Company will generate revenues or achieve profitability.

Liquidity and Capital Resources

The Company has limited cash resources and is dependent on the proceeds from this offering to fund operations. There is no minimum offering amount, and if the Company raises less than the maximum offering amount, it may need to scale back its activities or seek additional financing.

The Company does not currently have committed sources of additional capital. Future financing may take the form of equity issuances, debt financing, or other arrangements and may result in dilution or impose additional obligations on the Company.

Off Balance Sheet Arrangements

The Company does not currently have any off balance sheet arrangements.

Critical Accounting Policies

The Companys critical accounting policies are described in the notes to its financial statements included elsewhere in this Offering Circular.

Revenue Recognition

The Company has not generated any revenue to date. Tampa Twenty Leasing, Inc is an early stage entity and has not yet entered into revenue generating transactions.

The Company anticipates that, if and when revenue is generated, it will be derived primarily from contractual leasing or licensing arrangements involving defined leasable assets and related intangible assets leased to operating businesses, primarily located in Florida. Revenue recognition will depend on the specific terms of each lease or license agreement, including the nature of the rights granted, the duration of the arrangement, and the contractual payment structure.

The Company intends to recognize revenue in accordance with Accounting Standards
 Codification ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue will be recognized when the Company satisfies its performance obligations under the applicable contract and control of the leased or licensed rights is transferred to the customer. For arrangements that provide customers with the right to use leasable assets over a stated period, revenue is expected to be recognized over time, generally on a straight line basis or another systematic and rational method that reflects the pattern of benefit to the customer.

The Company does not manage its financials using a work in progress or percentage of completion methodology, as it does not engage in construction, manufacturing, or long term production contracts. The Company recognizes revenue using accrual accounting, recording revenues when earned and expenses when incurred, regardless of the timing of cash receipts or payments.

The Company does not engage in cryptocurrency mining, does not generate digital assets, and does not generate or sell carbon offsets or environmental credits. Accordingly, the Company does not recognize revenue under accounting guidance applicable to cryptocurrency activities or environmental attributes.

If Tampa Twenty Leasing, Inc is a majority owned subsidiary of the Entrex Holding Company (Entrex). Entrex is determined to have a controlling financial interest under U.S. generally accepted accounting principles, including ASC 810,
 Consolidation, the financial results of Tampa Twenty Leasing, Inc, including any revenues generated from its leasing or licensing activities, may be consolidated into the financial statements of Entrex. In such case, revenues generated by the Company would be reported as part of Entrexs consolidated revenues, with non controlling interests reflected as applicable. Tampa Twenty Leasing, Inc will continue to prepare its financial statements on a standalone basis for purposes of this Offering Circular.

Following the completion of this offering, the Company intends to maintain its books and records in accordance with U.S. generally accepted accounting principles and to engage an independent accounting firm to perform annual audits as required under Regulation A and applicable law. Because the Company has not yet commenced revenue generating operations, there has been no third party verification of revenues.

Results of Operations for

Gross revenue:  The Company is pre-revenue

General and administrative: The Company has not hired direct employees and uses the services of its parent company.

Liquidity and Capital Resources

Our managements discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board (FASB). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving managements estimates and assumptions. We consider an accounting estimate to be critical if:
 (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Equity-based compensation

None.


DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers.

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.Directors are elected annually by our shareholders at the annual meeting.Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name

Age

Position
Term of Office
Stephen H. Watkins

64

President/Secretary
Since Inception

Stephen H. Watkins:  Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion-dollar market cap companies. Stephen authored the book Capital Cant Fund
 What It Cant Find. In the past he wrote a syndicated bi-monthly finance columnread by over eight million national readers at its peak.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in Certain Relationships and Related Transactions, our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position

Year
Ended

Salary
($)


Bonus
($)


Option
Awards
($)


Nonequity
Incentive Plan
Compensation
($)


Non-
Qualified
Deferred
Compensation
Earnings
($)


All Other
Compensation
($)


Total
($)

Stephen H. Watkins,CEO

2025


0



0



0



0



0



0



0


*Compensation for operators and directors of the Company may be provided through agreements with affiliated entities. Directors and Officers may have additional performance-based quotas and compensation provided exclusively at the direction of the Board.
Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting and/or expenses for the benefit of the company, decided exclusively by the CEO and/or Board of Directors. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. Compensation shall be accrued by the company and paid as available.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Board.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that the Company shall indemnify the Director or Office who is a party to the agreement (an Indemnitee), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders

The following table sets forth information as to the shares of Stock beneficially owned as of December 19, 2025 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director;
(iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the
 Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Tampa Twenty Leasing, Inc
Authorized and Issued Shares


Stakeholder
Equity Percentage
Entrex
51%
Ubique Holdings
12.25%
Henderson Capital Holding Group
12.25%
Elizabeth Copeland
12.25%
Mary Elizabeth Blackwell
12.25%



INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

SECURITIES BEING OFFERED

The following summary describes the material terms of the securities being offered by Tampa Twenty Leasing, Inc and is qualified in its entirety by reference to the Companys Articles of Incorporation and By-Laws and other governing documents, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part.

General

Tampa Twenty Leasing, Inc is a Florida Corporation. The Company is offering up to $19,999,999 of Common Shares (referred to in this Offering Circular as Shares) pursuant to this Offering Circular. The rights of holders of Shares are governed by the Companys Articles of Incorporation and By-Laws and applicable Florida law.

The Company has been recently formed and has not previously issued equity to third party investors. Any ownership interests held by founders or affiliates were issued for nominal consideration or in connection with organizational activities. There are no preferred equity interests outstanding.

The Companys capital structure consists of a single class of Common Shares offered hereby, unless and until additional classes are authorized pursuant to the Articles of Incorporation and By-Laws. The number of Shares issued in this offering will depend on the offering price per Share and the total amount of subscriptions accepted.

The Shares represent equity interests in the Company and entitle holders to participate in distributions, if any, as determined by the Companys Articles of Incorporation and By-Laws and subject to the discretion of management. The Shares do not represent deposits, debt obligations, or guaranteed returns, and investors may lose their entire investment.

Transfer Restrictions and Liquidity

The Shares offered hereby are not listed on any securities exchange or trading market. There is currently no public market for the Shares, and none is expected to develop. Transfers of Shares are restricted by the Companys Articles of Incorporation and By-Laws, applicable securities laws, and any contractual restrictions imposed by the Company. As a result, investors should expect to hold their Shares for an indefinite period and may not be able to sell or transfer their Shares.

Listing and Transfer Agent

The Shares are not listed on the OTC Markets or any national securities exchange. The Company has not appointed a transfer agent for the Shares. Ownership records are maintained by the Company or its designee in accordance with the Articles of Incorporation and By-Laws.

Limitations on Liability and Indemnification of Directors and Officers

Florida law permits corporations to limit or eliminate the personal liability of directors and officers for monetary damages, subject to certain exceptions. The Companys Articles of Incorporation and By-Laws provides that, to the fullest extent permitted by Florida law, the Company will indemnify its directors, officers, and other covered persons against liabilities and expenses incurred in connection with their service to the Company, provided that such individuals acted in good faith and in a manner reasonably believed to be in the best interests of the Company.

The Articles of Incorporation and By-Laws may also provide for the advancement of expenses incurred by directors and officers in connection with proceedings arising out of their service to the Company, subject to applicable law and the terms of the Articles of Incorporation and By-Laws. The Company may, but is not required to, maintain insurance coverage for directors, officers, employees, or agents against certain liabilities.

These limitation of liability and indemnification provisions may discourage investors from bringing claims against directors or officers for breaches of fiduciary duty and may reduce the likelihood of derivative litigation, even where such litigation could otherwise benefit the Company or its investors. In addition, the Company may be required to bear the cost of settlements, judgments, or expenses incurred in connection with such indemnification, which could adversely affect the value of an investment in the Shares.


MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relevant to the purchase, ownership, and disposition of the Shares offered hereby. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury Regulations promulgated thereunder, legislative history, administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all as in effect as of the date of this
 Offering Circular. These authorities are subject to change, possibly with retroactive effect, which could adversely affect the tax consequences described herein.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a particular holder in light of such holders specific circumstances, nor does it address holders subject to special rules, including, without limitation:

 broker dealers or dealers in securities or currencies banks, thrifts, or other financial institutions regulated investment companies or real estate investment trusts insurance companies tax exempt organizations persons subject to the alternative minimum tax persons holding Shares as part of a hedge, straddle, conversion, or other risk reduction or constructive sale transaction partnerships or other pass through entities and their partners or owners persons whose functional currency is not the U.S. dollar
 U.S. expatriates or former long term residents

In addition, this discussion is limited to persons that purchase the Shares in this offering for cash and that hold the Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any state, local, non U.S., estate, gift, or other tax consequences.

U.S. Holders

As used herein, a U.S. Holder means a beneficial owner of Shares that is, for U.S. federal income tax purposes:

 an individual who is a citizen or resident of the United States a corporation or other entity treated as a corporation for U.S. federal income tax purposes and organized under the laws of the United States or any state thereof or the District of Columbia an estate, the income of which is subject to U.S. federal income tax regardless of source a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or that has made a valid election to be treated as a U.S. person

Classification of the Company

Tampa Twenty Leasing, Inc is a Florida Corporation.


No IRS Rulings

The Company has not sought and does not intend to seek any ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the purchase, ownership, or disposition of the Shares. There can be no assurance that the IRS will not take a position contrary to the tax treatment described herein or that any such position would be sustained.




ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Shares and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering
 Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SECs Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site iswww.sec.gov.




FINANCIALS

Tampa Twenty Leasing, Inc
Consolidated Balance Sheets





As of
January 1, 2026 (Inception)

ASSETS











Current Assets





Cash and equivalents



$
0






-

Other receivable




-

Total Current Assets




-








Other Assets






Investment in equity




-

Total Assets



$
-








LIABILITIES AND STOCKHOLDERS EQUITY













Current liabilities






Accounts payable and accrued organizational expenses



$
10,000

Total current liabilities



$
10,000








Non-Current liabilities






Notes payable - related parties




-

Accrued interest




-

Total Liabilities



$
10,000








Stockholders equity






Common Stock and APIC



$
10,000

Stock subscription receivable




-

Retained earnings



$
(10,000)

Total stockholders equity



$
0








Total liabilities and stockholders equity



$
0



F-3


Tampa Twenty Leasing, Inc
Consolidated Statement of Operations





As of
January 1, 2026 (Inception)







Revenue



$
-

Gross Profit




-








Operating Expenses




10,000

Bad debt expense




-

Total operating expenses




-








Net operating loss




-








Other Income / (Expenses)






Interest income




-

Interest expense




-

Total other income




-

Net loss before taxes




-








Provision for taxes




-

Net loss



$
-10,000-








Basic and diluted earnings per common shares



$
-1.00-

Weighted average shares outstanding basic and diluted




-1.00-



F-4




















Tampa Twenty Leasing, Inc.
ConsolidatedStatements of Stockholders Equity
As of January 1, 2026 (Inception)



Common Stock


Stock subscription


Retained






Shares


Amount ($)


receivable


earnings


Total

















Balance as of
January 1, 2026 (Inception)


-


$
-


$
-


$
-


$
-

Net income

10,000
-



$10,000-



-



-10,000-



0-



F-5


Tampa Twenty Leasing, Inc.
Consolidated Statements of Cash flows
As of January 1, 2026 (Inception)




As of
January 1, 2026 (Inception)







Net loss



$
-10,000-

Adjustment as to non-cash items:






Add: Amortization of discount




-

Add: Allowance for note receivable




-

Cash flows from operating activities






Changes in operating assets and liabilities:






Other receivable




-

Accrued interest




-

Net cash used in operating activities




-








Cash flows from investing activities






Note receivable - related party




-

Net cash used in investing activities




-








Cash flows from financing activities






Stock issuance




-

Notes payable - related parties




10.000-

Net cash provided by financing activities




-








Net change in cash




0-

Cash at beginning of period




0-

Cash at end of period



$
0-








Supplemental cash flows disclosures:






Cash paid for interest



$
0-

Cash paid for income taxes



$
0-








Non-cash investing and financing activities






Investment in equity



$
0-

Stock subscription receivable



$
0-




Tampa Twenty Leasing, Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of January 1, 2026 (Inception)

NOTE 1: BUSINESS

Tampa Twenty Leasing, Inc. is an asset backed leasing entity formed to enter into structured leasing arrangements with operating businesses, primarily located in Florida. Under these arrangements, the Company provides contractual access to defined leasable assets pursuant to negotiated agreements that entitle the Company to receive a specified portion of cash flows or revenue generated by the operating business over a defined term.

The Companys leasing arrangements are structured around identifiable assets and contractual payment streams. In certain cases, the payment streams or assets underlying these leasing arrangements may be structured to permit refinancing by the operating business at the conclusion of the applicable lease term through bond issuances or other financing structures. The Company does not guarantee that any such refinancing will occur and does not control the financing decisions or capital structure of its lessees.

The Company does not operate the businesses of its lessees and is not engaged in cryptocurrency mining, carbon offset generation, or the sale of environmental credits. The Company has not generated revenue since inception and remains in the development stage.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of Tampa Twenty Leasing, Inc have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the financial statements present fairly, in all material respects, the financial position of the Company as of the dates presented.

Revenue Recognition

The Company has not generated revenue since inception. Revenue will commence, if at all, upon the execution of definitive leasing arrangements and the satisfaction of the Companys performance obligations under such agreements.

The Company anticipates deriving revenue from contractual leasing arrangements that entitle the Company to receive contractual lease payments determined pursuant to agreed pricing formulas, including fixed payment amounts and, in certain cases, formulas based on the lessees revenue, over a defined term. The Company intends to recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers.

Under ASC 606, revenue will be recognized when the Company satisfies its performance obligations under the applicable lease or license agreement and the Companys right to consideration becomes enforceable. For arrangements in which the Company provides a right to use assets over time, revenue is expected to be recognized over the lease term in a manner that reflects the pattern of benefit provided to the customer.

Revenue participation amounts that are variable and dependent on the operating performance of the lessee will be recognized only to the extent that it is probable that a significant reversal of cumulative revenue will not occur.

The Company does not apply a work in progress, percentage of completion, or cryptocurrency related revenue recognition methodology.

Income Taxes

Tampa Twenty Leasing, Inc is a Florida Corporation and shall be treated as such for tax purposes.

Earnings (Loss) Per Share

Earnings (loss) per share shall be calculated based on net income (loss) divided by the weighted-average number of shares outstanding during the applicable period.

NOTE 3: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were available to be issued. The Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

NOTE 4: LIQUIDITY AND GOING CONCERN

The Company is an early-stage entity with no revenue and limited cash resources.
 As of the reporting date, the Company had no operating cash flows. These conditions raise substantial doubt about the Companys ability to continue as a going concern within twelve months from the date the financial statements were issued.

Management intends to address liquidity needs through the proceeds of this offering and, if necessary, additional financing from equity issuances, related party arrangements, or other capital sources. There can be no assurance that such financing will be available on acceptable terms or at all.

NOTE 5: RELATED PARTY ARRANGEMENTS

The Company may enter into transactions with affiliated entities, including its parent company, Entrex. Entrex, in the ordinary course of business. Any such transactions are expected to be conducted on terms believed by management to be comparable to those that could be obtained from unaffiliated third parties.

Related Party Relationships and Transactions/Controlling Stockholder

Entrex is a stockholder of the Company and currently owns approximately 51% of the outstanding Common Stock of Tampa Twenty Leasing, Inc. As a result of this ownership, Entrex may be deemed to be a controlling stockholder of the Company. Entrexs ownership may allow it to exert significant influence over matters requiring stockholder approval, including the election of directors and the approval of certain corporate transactions.

Services Provided by Entrex

From time to time, the Company may utilize services provided by Entrex or its affiliates, which may include administrative support, personnel, accounting, compliance coordination, office facilities, and other operational or professional services. The Company currently has limited internal staff and expects that the use of shared services may allow it to operate more efficiently during its early stages.

The Company may reimburse Entrex or its affiliates for expenses incurred on the Companys behalf or compensate them for services rendered, pursuant to written or informal arrangements, as determined by the Companys management and Board of Directors.

Arms-Length Intent and Oversight

The Company intends that any transactions with Entrex or its affiliates will be conducted on terms that management and the Board of Directors believe to be no less favorable to the Company than those that could be obtained from unaffiliated third parties under similar circumstances. The Companys Board of Directors retains discretion to review, approve, modify, or terminate any such arrangements.

When evaluating such arrangements, management may reference market rates for comparable services where reasonably available.

There can be no assurance, however, that the terms of related-party transactions will be identical to those that would be obtained from independent third parties, and such transactions may give rise to conflicts of interest.

The Company does not intend to use offering proceeds to make loans to, or for the personal benefit of, officers, directors, or affiliates.

Legal Proceedings

The Company is not presently a party to any material legal proceedings.


SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on December 19, 2025.


Tampa Twenty Leasing, Inc




By:
/s/   SWatkins/CEO








Exhibit I  By-laws
BY-LAWS
OF
TAMPA TWENTY LEASING, INC

ARTICLE I
OFFICES
      Section 1. The registered office of Tampa Twenty Leasing, Inc (the "Corporation") shall be in the City of Lighthouse Point, County of Broward, State of Florida. The Corporation may also have offices at such other places both within and outside the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
      Section I. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Florida, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

      Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

      Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed bylaw, may be called by the
Chairman of the Board and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

      Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

      Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

      Section 7. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action that may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of stock entitled to vote on such matter or matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter or matters were present and voted and shall be delivered to the corporation by delivery to its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 7 to the Corporation, written consents signed by holders of a sufficient number of shares of voting stock to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than one (1) and not more than ten (10) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Directors need not be stockholders.

      Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office, though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

      Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida.

      Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

      Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board. Special meetings shall be called by the Secretary on the written request of any two Directors. No notice of special meetings need be given.

      Section 7. Quorum. At all meetings of the Board, a minimum of two Directors shall constitute a quorum for the transaction of business, and may act as if a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided bylaw. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President (who is also a member of the Board) or if the President is not present, a Director chosen by a majority of the Directors present, shall act as Chairman at meetings of the Board of Directors.

      Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternative members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members there of who maybe unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members there of present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of Florida or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form apart of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Florida or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 11. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof maybe taken without a meeting, if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.
ARTICLE IV
OFFICERS
      Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of
Directors may also elect a Chairman of the Board, one or more Vice Presidents, a
 Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

      Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.
      Section 3. Chairman of the Board. The Chairman of the Board, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.
      Section 4. President. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the
 Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chairman of the Board.
      Section 5. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      Section 6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

      Section 7. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of
 Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary. Section 8. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors.

ARTICLE V
CERTIFICATES OF STOCK
      Section 1. Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President and
 the Secretary or an Assistant Secretary of the Corporation or transfer agent as authorized by the Board. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President and the Secretary, or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate maybe issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

      Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

      Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted bylaw, any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the Corporation shall include, without limitation, any service as a director, officer, employee or agent of the Corporation or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. The indemnification provided in this Article VI is not exclusive of any other right to indemnification provided by law or otherwise.

      Section 2. Expenses (including, without limitation, attorneys fees and expenses) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation under this Article VI or under any other contract or agreement between such director, officer, employee or agent and the Corporation.

      Section 3. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article VI.

      Section 5. The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article VI.


ARTICLE VII
GENERAL PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 2. Corporation Seal. The corporate seal, if any, shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

      Section 4. Books. The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation.


ARTICLE VIII AMENDMENTS

      These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers if granted by statute.







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